Exhibit 99.2
                                                                   ------------



                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

 In  re:                            )   Case No.  01-24795
                                    )   (Jointly Administered)
COMDISCO, INC.                      )   Chapter 11
 et al.,                            )   Hon. Bruce W. Black
                                    )   Hearing Date: April 15, 2004
         Reorganized Debtors.       )   Hearing Time: 11:00 a.m.
                                    )   Objection Deadline:  April 8, 2004
                                    )   Disbursing Agent Notice Deadline:
                                        March 31, 2004

                                NOTICE OF MOTION
                                ----------------

                  PLEASE TAKE NOTICE THAT on April 15, 2004 we shall appear before the Honorable Bruce W. Black, United States Bankruptcy Judge, Everett McKinley Dirksen Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604, Courtroom 742, and then and there present the Debtors' MOTION FOR AN ORDER IN FURTHERANCE OF THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF COMDISCO, INC. AND ITS AFFILIATES SEEKING AUTHORITY TO COMPLETE THE ADMINISTRATION OF THE REORGANIZED DEBTORS' REORGANIZATION PLAN AND CHAPTER 11 CASES. The deadline for objecting to the Motion is 12:00 Noon on April 8, 2004.


Dated: February 17, 2004            Comdisco Holding Company, Inc., et al.,



                                    By: /s/ George N. Panagakis
                                        ---------------------------------------
                                    John Wm. Butler, Jr. (ARDC No. 06209373)
                                    George N. Panagakis (ARDC No. 06205271)
                                    Felicia Gerber Perlman (ARDC No. 06210753)
                                    SKADDEN, ARPS, SLATE,
                                      MEAGHER & FLOM LLP
                                    333 West Wacker Drive, Suite 2100
                                    Chicago, Illinois 60606-1285 (312) 407-0700

                                    Attorneys for Comdisco Holding Company, Inc.

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

 In  re:                            )    Case No.  01-24795
                                    )    (Jointly Administered)
COMDISCO, INC.                      )    Chapter 11
 et al.,                            )    Hon. Bruce W. Black
                                    )    Hearing Date: April 15, 2004
         Reorganized Debtors.       )    Hearing Time: 11:00 a.m.
                                    )    Objection Deadline:  April 8, 2004
                                    )    Disbursing Agent Notice Deadline:
                                         March 31, 2004


                   MOTION FOR AN ORDER IN FURTHERANCE OF THE
                 FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
             COMDISCO, INC. AND ITS AFFILIATES SEEKING AUTHORITY TO
                 COMPLETE THE ADMINISTRATION OF THE REORGANIZED
               DEBTORS' REORGANIZATION PLAN AND CHAPTER 11 CASES

         Comdisco Holding Company, Inc. ("Comdisco Holding" or the "Company"), hereby moves (the "Motion")(1) this Court for an order in furtherance of the First Amended Joint Plan of Reorganization of Comdisco, Inc. and Its Affiliated Debtors and Debtors in Possession dated June 13, 2002 (the "Plan"), and confirmed by this Court on July 30, 2002 (the "Confirmation Date"), and pursuant to 11 U.S.C. ss.ss. 105(a) and 1142 and Fed. R. Bankr. P. 3020(d) seeking authority to take such actions as are necessary to complete the administration of the Reorganized Debtors' reorganization Plan and Chapter
11 Cases. In support of this Motion, the Reorganized Debtors respectfully represent as follows:


_______________

(1) Capitalized terms not defined herein shall have the meaning ascribed to them in the First Amended Joint Plan of Reorganization of Comdisco, Inc. and Its Affiliated Debtors and Debtors in Possession.

                             PRELIMINARY STATEMENT

            1. On July 16, 2001 (the "Petition Date"), Comdisco, Inc. (the "Former Comdisco, Inc.") and fifty of its domestic subsidiaries and affiliates (the "Affiliated Debtors," and the Affiliated Debtors in conjunction with Former Comdisco, Inc., the "Debtors") filed voluntary petitions in this Court for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., as amended (the "Bankruptcy Code").

            2. On June 13, 2002, the Debtors filed the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession (the "Plan") and the Disclosure Statement with Respect to the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and
Debtors in Possession (the "Disclosure Statement"). The Disclosure Statement was approved by the Court on June 13, 2002, and Plan solicitation began on June 21, 2002. On July 30, 2002, this Court entered its Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. ss.ss. 1129(a) and (b) and Fed. R. Bankr. P. 3020 confirming the Plan (the "Confirmation Order").

            3. The Confirmation Order approved the Certificate of
Incorporation for Comdisco Holding Company, Inc. (the "Certificate of Incorporation") which specifically states:

      The business purpose of the Corporation is to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions. The Corporation shall not be permitted to engage in any activities inconsistent with the foregoing purpose.

Third Article, Certificate of Incorporation of Comdisco Holding Company, Inc.

            4. The Effective Date of the Plan occurred on August 12, 2002. As of September 30, 2002, the Company had over $2.3 billion of assets to administer (excluding $2.2 billion of Cash distributed on the Initial Distribution Date), employed over 600 people and conducted operations in several cities throughout the United States as well as Asia and Europe. Given the complexities associated with running-off or selling substantial leasing portfolios and other assets, the Plan provided for the existing management team, along with a new Board of Directors largely selected by the Creditors' Committee, to retain control of this process.

            5. Since the Effective Date, the Company has distributed the substantial corpus of the Company's net assets on account of its former creditors' claims and former shareholders' interests. As of February, 2004, the residual assets and liabilities still to be administered by the Company are of a materially reduced scope and complexity. The vast majority of the Company's leasing assets have been monetized and the bulk of the Company's other assets, including its headquarters located in Rosemont, IL, have been sold. As of December 31, 2003, the Company's balance sheet reflected $166 million of assets remaining to be monetized (plus approximately $131 million of Cash on hand). Based upon anticipated ranges of collections and asset sales, the Company estimates that, by June 30, 2004, the assets remaining to be monetized should be less than $115 million and could be less than $75 million.(2) The Company currently employees less than 70 people and anticipates that approximately 15 should be employed after June 30, 2004. Moreover, and most importantly, through February 13, 2004, the Company has distributed over $3.9 billion on account of General Unsecured Claims(3) resulting in a net present value recovery to holders of initially Allowed General Unsecured Claims of approximately

_____________________

(2) Any estimates provided in this Motion, and any oral statements made by the company's officers and directors to press, potential investors, securities analysts and others, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), and the company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "estimate," "intend," "plan," "foresee," "looking ahead," "is confident," "should be," "will," "predicted," "likely" or other words or phrases of similar import. Similarly, statements that describe or contain information related to matters such as our intent, belief, or expectation with respect to financial performance, claims resolution under the plan, cash availability and cost-cutting measures are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those currently anticipated in these forward-looking statements. In light of these risks and uncertainties, the forward-looking events might or might not occur, which may affect the accuracy of forward-looking statements and cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company's SEC reports, including, but not limited to, the report on Form 10-K for the fiscal year ended September 30, 2003. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

(3) The Plan provides that holders of Allowed General Unsecured Claims receive Cash, notes (or their Cash equivalent) and New Common Stock. Distributions on account of General Unsecured Claims include dividend payments to holders of New Common Stock, some of whom bought the publicly traded shares of New Common Stock.

95%.(4) While additional distributions remain to be made, the Company has already exceeded the Plan estimate of 89.8% net present value recovery to holders of General Unsecured Claims by a significant margin.

            6. The size of the Company has decreased significantly and many of the complexities related to the administration of the Debtors' estates no longer exist. For instance, to effectively "run-off" the active leasing portfolio that once existed, the Company required management and employees with industry-specific knowledge and experience. The remaining assets primarily consist of notes and contingent payments due from prior purchasers of assets: anticipated proceeds from a portfolio of small, private, equity holdings; causes of action the Company may be pursuing; and a small number of remaining leases. Similarly, the claims resolution process once required a team of employees to review, reconcile and, if necessary, object to thousands of existing claims. The Company is now managing approximately 82 remaining Disputed Claims, and 58 of those Disputed Claims relate to either the shared investment plan (the "SIP") or the Ventures incentive compensation plans (the "80/20 Plans"). The distribution process has been established and significant distributions have been made; the Disputed Claims and Disputed Interests reserves have been established; the notes have been issued and redeemed; stock has been issued to former creditors; and the CDRs have been issued to

__________________

(4) This calculation of the net present value recovery was made in accordance with the Order Approving Manner in Which Contingent Equity Distributions Shall Be Made to Holders of Contingent Distribution Rights, dated April 17, 2003 (the "Contingent Equity Distribution Order") (Docket No. 3233).

former shareholders. As a result of these developments, the Company's SEC reporting obligations have become, and should continue to be, less complex as the asset size and transaction volume continues to diminish.

            7. The remaining wind-down initiatives continue to shift from a large-scale, business operation to more traditional "clean-up" matters that companies winding down their business affairs more commonly encounter. Also, certain assets and claims may require long-term, but not frequent or intensive, administration. Therefore, as more fully set forth herein, by this Motion, the Company is requesting various forms of relief to facilitate the efficient wind-down of the remainder of the Company's business affairs, including the appointment of a disbursing agent to administer the Company's remaining assets and liabilities, complete distributions, dissolve the Company and, eventually, close these bankruptcy cases.

            8. This Court has jurisdiction over this Motion pursuant to
Article XV of the Plan, which provides that the Bankruptcy Court shall have exclusive jurisdiction over matters arising out of the Chapter 11 Cases and the Plan "to issue orders in aid of execution, implementation or consummation of the Plan." Article XV(f) of the Plan, Retention of Jurisdiction. In addition, this Court has jurisdiction over this Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. This matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2).

            9. Section 7.1 of the Plan authorizes the relief requested herein. In addition, the statutory predicates for the relief requested herein are ss. ss. 105(a) and 1142 of the Bankruptcy Code as well as rule 3020(d) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules").

                                  BACKGROUND
                                  ----------

A.       Post-Effective Date Corporate Structure
         ---------------------------------------

            10. Implementation of the Plan resulted in the reorganization of, and transfer of assets from, the Debtors to Comdisco Holding and three, new, primary subsidiaries: (i) Comdisco Global Holding Company, Inc. (a direct wholly-owned subsidiary of Comdisco Holding), which has managed the sale and run-off of the Company's reorganized European IT Leasing operations and assets ("Comdisco Global"); (ii) Comdisco, Inc. (a direct wholly owned subsidiary of Comdisco Holding), which has managed the sale and run-off of the Company's reorganized US Leasing operations and assets ("Comdisco, Inc."); and (iii) Comdisco Ventures, Inc., (a direct wholly-owned subsidiary of Comdisco, Inc.), which has managed the sale and run-off of the Company's ventures financing operations and assets ("Comdisco Ventures"). In addition to the three primary subsidiaries, the Company formed the Corporate Asset Management group (the "CAM Group") as an operating division of Comdisco, Inc. The CAM Group is responsible for the sale and run-off of certain corporate and leasing assets held by Comdisco

Global, Comdisco, Inc. and their subsidiaries that remained after certain pre-emergence bankruptcy asset sales.

            11. As of the Petition Date, Former Comdisco, Inc. had a corporate structure consisting of 51 domestic, debtor entities, 5 domestic, non-debtor entities and 48 foreign, non-debtor entities (including 3 international branch offices). As the domestic entity chart (attached hereto as Exhibit A-1) and the international entity chart (attached hereto as Exhibit A-2) illustrate, in furtherance of the Plan the Company has reduced, through dissolution, merger or sale, the number of corporate entities from 104 as of the Petition Date to 32 as of February 13, 2004, including the 4 entities formed on or about the Effective Date in connection with the implementation of the Plan (such entities, Comdisco Holding, Comdisco Global, Comdisco Domestic Holding Company, Inc. and Comdisco Ventures, are not reflected on the charts attached as Exhibits A-1 and A-2) and the international branch office. In addition, on February 13, 2004, the Company filed a Motion Seeking Entry of a Final Decree and Order closing the cases of the Prism Debtors pursuant to ss. 350 of the Bankruptcy Code as those cases have been fully administered.

            12. Consummation of the Plan resulted in the election of a new Board of Directors for the Company (the "Board of Directors"). The Board of Directors is comprised of five members: the management director and chairman is the Company's Chief Executive Officer, Ronald C. Mishler. The other directors, each of whom were selected by the former Creditors Committee in accordance with the Plan, are: Jeffrey A. Brodsky,

Managing Director of Quest Turnaround Advisors, L.L.C. and Chairman and CEO of NTL Europe, Inc.; Robert M. Chefitz, a General Partner with NJTC Venture Fund since 2002; William A. McIntosh an adjunct faculty member at Howard University and a consultant to financial institutions; and Randolph I. Thornton, the recently retired Managing Director and Senior Credit Officer of Citigroup, where he managed corporate reorganizations and held various positions for over thirty years.


B.       Wind-Down of the Company and Monetization of Assets
         ---------------------------------------------------

            13. As this Court is aware, during the Chapter 11 Cases, the Reorganized Debtors worked diligently to maximize value for stakeholders through the sale of their assets, including, but not limited to, the sale of their Availability Solutions business(5) as well as their Electronics, Healthcare and Laboratory and Scientific businesses.(6) Since the Effective Date, the Company has continued to monetize its assets as reflected by the decrease in the Company's reported assets from over $2.3 billion as reported in the Company's Annual Report on Form 10-K for the year ended September 30, 2002 to $297 million as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.


_______________________

(5) The sale of the Former Comdisco, Inc's Availability Solutions business was approved by the Bankruptcy Court on November 9, 2001.

(6) The sales of the Former Comdisco, Inc.'s Electronics and Laboratory and Scientific businesses were approved by the Bankruptcy Court on January 24, 2002, and the sale of the Former Comdisco, Inc.'s Healthcare business was approved by the Bankruptcy Court on April 18, 2002.

C.       Claims Status
         -------------

            14. At the outset of the claims reconciliation process, the Reorganized Debtors had 4,480 claims filed against them in the face amount of $12.26 billion. The Company has filed eight omnibus objections as well as numerous specific objections to claims. As a result of this process, as of the Effective Date, the Company had 619 remaining Disputed Claims reserved for in the amount of $450 million(7) which, as of February 13, 2004, had been reduced to approximately 24 Disputed Claims reserved for in the amount of $64 million (not including the 52 claims related to the SIP reserved for in the approximate amount of $135 million or the 6 claims related to the 80/20 Plans reserved for in the amount of $90 million). The Company estimates that within the next six months, the number of Disputed Claims (excluding the claims related to the SIP and the 80/20 Plans) should be reduced to approximately 6 Disputed Claims in the reserved amount of $30 million.


D.       Distributions
         -------------

            15. Pursuant to the Plan, holders of Claims against the Debtors were divided into the following Classes:


__________________

(7) As approved in the Order (A) Estimating the Amounts of Unliquidated and Disputed Claims for Purpose of Establishing a Disputed Claim Reserve as Provided in the Debtors' Proposed Plan of Reorganization and (B) Granting Certain Related Relief entered on August 20, 2002 (Docket No.
      2660) (the "Claims Reserve Order").


---------------------------------------------------------------------------------------------------------
Class              Type of Claim                                   Treatment
---------------------------------------------------------------------------------------------------------

Class C-1          Secured Claims Against Comdisco                 Paid in Full
---------------------------------------------------------------------------------------------------------
Class C-2          Other Priority Claims against Comdisco          Paid in Full
---------------------------------------------------------------------------------------------------------
Class C-3(8)       General Unsecured Convenience Claims            Allowed Claims Paid $1.73 million in
                   Against Comdisco                                Cash(9) in the aggregate
---------------------------------------------------------------------------------------------------------
Class C-4          General Unsecured Claims Against                Pro Rata Share of a Combination of
                   Comdisco                                        Cash, Notes and Stock
---------------------------------------------------------------------------------------------------------
Class C-5A         Subordinated Claims Against Comdisco            Pro Rata Share of Contingent Equity
                                                                   Distribution
---------------------------------------------------------------------------------------------------------
Class C-5B         Equity Interest in Comdisco                     Pro Rata Share of Contingent Equity
                                                                   Distribution
---------------------------------------------------------------------------------------------------------
Class P-1          Secured Claims Against Prism                    Paid in Full (not including Class P-1
                                                                   Claims held by Comdisco)
---------------------------------------------------------------------------------------------------------
Class P-2           Other Priority Claims Against Prism            Paid in Full
---------------------------------------------------------------------------------------------------------
Class P-3          General Unsecured Claims Against Prism          Allowed Class P-3 General Unsecured
                                                                   Claims received total distributions in
                                                                   the approximate amount of $3.3 million
                                                                   on account of $51.4 million of Allowed
                                                                   Class P-3 General Unsecured Claims; no
                                                                   Class P-3 General Unsecured Claims
                                                                   remain after February 13, 2004
---------------------------------------------------------------------------------------------------------
Class P-4          Equity Interest in Prism                        No distribution was made and the
                                                                   Interests were cancelled
---------------------------------------------------------------------------------------------------------

            16. Other than as to Class C-4 ("General Unsecured Claims") and Classes C-5A and C-5B (collectively, "Interests"), since the Effective Date the vast majority (and, in some cases, all) of the payments required to be made under the Plan have been made. Since holders of General Unsecured Claims and Interests are, effectively, entitled to the

______________________

(8) With respect to the Comdisco creditors not paid in full, pursuant to the Plan, holders of Allowed Class C-3 General Unsecured Convenience Claims against Comdisco (the "Allowed Convenience Claims") were entitled to receive (i) Cash in an amount equal to 89.8% of such Allowed Convenience Claim (the "Cash Distribution"), or (ii) the same treatment as afforded holders of Allowed Class C-4 General Unsecured Claims (the "Allowed C-4 Claims").

(9) As of February 13, 2004, those holders of Allowed Convenience Claims that selected the Cash Distribution have received a total distribution in the amount of $1.73 million.

residual value of the Company's assets net of liabilities, distribution to those holders is a continuing process.

            17. Specifically, pursuant to the Plan, holders of Allowed General Unsecured Claims(10) received their Pro Rata Share of the following:

            -    Cash:  Approximately $2.2 billion of Cash on hand as of the
                  Effective Date;

            - Notes: $400 million face amount of Senior Notes and $650 million face amount of Subordinated Notes; and

            -    Stock:  4.2 million shares of New Common Stock.

            18. Subsequent to the Effective Date and concluding in April 2003, in addition to the payout of the foregoing Cash distribution to holders of Allowed General Unsecured Claims, the Company completed the accelerated redemption in full of both the Senior Notes and the Subordinated Notes.

            19. As to the New Common Stock, since the Effective Date, the Company has declared and made four dividends with an aggregate total of $618 million distributed to the holders of the New Common Stock. Since the New Common Stock (along with the CDRs discussed below) is essentially the vehicle through which remaining distributions from asset recoveries will be made, the value of the New Common Stock should eventually reach $0 per share when the Company completes its final distribution since the securities will be valueless at that time.


_____________________

(10) Pending ultimate allowance or disallowance, distributions with respect to holders of Disputed Claims are fully reserved for pursuant to the Claims Reserve Order.

            20. Holders of Interests received their Pro Rata Share of the Contingent Equity Distribution effectuated by the distribution of a proportionate number of contingent distribution rights ("CDRs") to each such holder. A single CDR has been issued for each share of Old Common Stock exchanged, and the deadline for exchanging shares of Old Common Stock for CDRs has passed. In addition, a single CDR could be issued for each share of Old Common Stock upon which an Allowed Subordinated Claim is based.(11)

            21. The Contingent Equity Distribution is a sharing of recoveries by holders of Allowed General Unsecured Claims with holders of Allowed Interests. Specifically, when the net present value recoveries (measured as of the Effective Date) reach certain thresholds, holders of CDRs are entitled to an increasing share of distributions which would otherwise be made to holders of Allowed General Unsecured Claims. The initial sharing threshold was set at 85% (i.e., below the originally estimated 89.8% recovery to General Unsecured Creditors as set forth in the Disclosure Statement) and the highest threshold was set at 100% recovery. The Contingent Equity Distribution starts at a 3% share at the initial threshold and climbs to a 37% share at the highest threshold. Since the Effective Date, the Company has made four payments to holders of CDRs in an


_______________________

(11) The Disputed Interests Reserve was established pursuant to the Order (A) Estimating the Amounts of Disputed C-5A Interests and C-5B Subordinated Claims for Purposes of Establishing a Disputed Interests Reserve as Provided in the Debtors' Plan of Reorganization and (B) Granting Certain Related Relief, dated March 27, 2003 (the "Disputed Interests Reserve Order") (found at Docket No. 3223), and the manner in which Contingent Equity Distributions shall be made is governed by the Disputed Interests Reserve Order as well as the Contingent Equity Distribution Order.

aggregate amount of $26.5 million. On February 13, 2004, the Company announced a fifth payment to holders of CDRs in an aggregate amount of $2.8 million. As with the New Common Stock, when the Company completes its final distribution, the value of the CDRs should reach $0 since the CDRs will be valueless at that time.

            22. The amount of the remaining dividend payments and payments to holders of CDRs will largely be determined by the net proceeds realized from the remaining assets of the Company and the ultimate disposition of the pending Disputed Claims. The amounts due to CDR holders will be greater to the extent that Disputed Claims are disallowed. The disallowance of a Disputed Claim results in a distribution from the Disputed Claims Reserve to previously allowed creditors that is entirely in excess of the minimum percentage recovery threshold. In contrast, the allowance of a Disputed Claim results in a distribution to a newly allowed creditor that is only partially in excess of the minimum percentage recovery threshold.

            23. The Company estimates that, within the next few years, and based upon a forecasted range of expected collections and asset sales, net of the Cash required to satisfy liabilities (excluding the CDR liability) and to pay expenses, it will distribute between $200 million and $275 million to holders of New Common Stock and holders of CDRs in the aggregate.(12) Such aggregate distributions are in addition to payments to

__________________

(12) The Company's balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 reflected total stockholders' equity of $144 million and a liability for CDRs of $36 million, for a total of $180 million.

holders of CDRs announced on February 13, 2004. Based upon the forecasted range of distributions and the current estimated amount of $289 million in Disputed Claims, if all Disputed Claims were ultimately allowed, the estimated ultimate recovery to holders of initially Allowed General Unsecured Claims would be 99% to 100%, the remaining estimated dividend payments to holders of New Common Stock would range from $153 million to $212 million and the estimated remaining payment to holders of CDRs would range from $47 million to $63 million. Based upon the forecasted range of distributions and the current estimated amount of $289 million in Disputed Claims, if all Disputed Claims were ultimately disallowed, the estimated ultimate recovery to holders of initially Allowed General Unsecured Claims would be 102% to 103%, the estimated remaining dividend payments to holders of New Common Stock would range from $62 million to $111 million and the estimated remaining payments to holders of CDRs would range from $138 million to $164 million. Obviously, as it is unlikely that all remaining Disputed Claims will either be entirely allowed or entirely disallowed, the expected future recoveries are likely to lie in between the foregoing amounts.(13)


__________________

(13) On December 24, 2003, Wells Fargo Financial Leasing, Inc. filed a Motion of Wells Fargo Financial Leasing, Inc. to Reconsider Disallowance of Claim No. 2202 (Docket No. 3794). If the Bankruptcy Court reconsiders its disallowance and/or subsequently allows Wells Fargo Financial Leasing, Inc.'s Claim, in full or in part, then future distributions may be negatively impacted. In addition, the reconsideration and/or allowance by the Bankruptcy Court of newly filed claims, late filed claims or previously disallowed claims, in full or in part, may negatively impact future distributions.

E.     Human Capital and Compensation Structure
       ----------------------------------------

            24. As discussed above, as of the Effective Date, the Company had over 600 employees responsible for the wind-down of the Company. The employees were divided into various business units, each charged with implementing various aspects of the Plan. For instance, former business units remained responsible for the monetization of their assets (i.e., US Leasing, Ventures and European IT Leasing); the CAM Group was formed to dispose of a variety of miscellaneous assets; a claims team was assembled to work on the claims reconciliation process; and a corporate team was kept in place to oversee all operations and responsibilities under the Plan. Currently, there are fewer than 70 employees at the Company and the number is expected to be approximately 15 by June 30, 2004.

            25. Shortly before the Effective Date, the Court approved a compensation plan(14) that was designed to motivate employees to stay with the Company through the completion of their responsibilities and align their interest with those of the stakeholders in maximizing recoveries. The compensation program included (i) a compensation component created to retain essential support and professional staff (the "Stay Bonus Plan"), and (ii) a compensation component specifically created to retain key employees at each of the business units and at the corporate headquarters (the "Management Incentive Plan").


_________________

(14) Order Pursuant to 11 U.S.C. ss.ss. 105(a) and 363(b)(1) Approving and Authorizing the Debtors' Stay Bonus Plan and Management Incentive Plan dated June 19, 2002 (the "Compensation Order") (Docket No. 2314).

            26. While the Stay Bonus Plan was tied to the salaries of eligible participants, the Management Incentive Plan contained two components: a performance-based, retention program tied to an eligible participant's salary as well as an upside sharing element for specified employees designed to align the interests of such specified employees with that of stakeholders. The upside sharing element of the Management Incentive Plan was designed to provide a direct incentive to such specified participants to maximize the present value recovery in connection with the wind-down of the Company's businesses.

            27. In accordance with the authority granted in the Compensation Order approving the compensation plans, the Board of Directors has (i) made clarifications to certain provisions of the compensation plans, and (ii) approved certain non-material modifications to the compensation plans to more appropriately align the remaining compensation plan elements with the wind-down strategy. The Board of Directors (substantially comprised of representatives of the Company's former creditors as selected by the Creditors' Committee) concluded in their business judgment that such clarifications and modifications were appropriate.

            28. Final payments under the upside sharing plans will occur at "End of Term," which occurs when the business unit's business plan is substantially completed and management has made, and the Board of Directors approved, a determination as to the disposition and value of the remaining assets. As set forth above, the "heavy lifting" requiring the industry-specific skills of the current management team has largely been completed and the Company is approaching the declaration of the End of Term for each of its business units. Accordingly, the Company is planning for the succession of management to carry out the remaining wind-down tasks needed to bring these cases to a close in a cost effective and efficient manner. Management expects End of Term should be declared for the business units between March 31, 2004 and June 30, 2004, which is consistent with the Company's plan to improve efficiency by consolidating the management of the business units. The consolidated, corporate End of Term is expected to be declared after June 30, 2004 in conjunction with the appointment of a disbursing agent.

                               RELIEF REQUESTED
                               ----------------

            29. Pursuant to this Motion, the Company is seeking to confirm its authority to replace the officers of the Company with a disbursing agent (the "Disbursing Agent"). In addition, pursuant to this Motion and ss. ss. 242, 275 and 303 of General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "Delaware Corporate Code"), the Company seeks to amend its Certificate of Incorporation to reduce the Board of Directors to one director,(15) and subsequently appoint the Disbursing Agent as the sole director, and confirm its authority to complete its wind-down and corporate dissolution pursuant to the Plan by filing a certificate of dissolution.


______________________

(15) A form of Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit B.

                               BASIS FOR RELIEF
                               ----------------

            30. Given the size and complexity of the estates at the outset, the Plan provided for the existing management team along with a new Board of Directors, largely selected by the Creditors' Committee, to manage the Company's assets, liabilities and Plan administration activities. As a result of the efforts of the management team, the Board of Directors and the employees, the wind-down has proceeded more quickly and successfully than was originally estimated in the Plan. The Company has analyzed various alternatives for the continued management of the residual business enterprise and, in the sound exercise of its business judgment, has determined that the best way to efficiently and cost effectively complete the wind-down of the Company is to replace the officers of the Company with a Disbursing Agent and to reduce the Board of Directors to one director who would be the Disbursing Agent. Once appointed, the Disbursing Agent should administer the balance of the Company's assets and liabilities and take the steps necessary and appropriate to dissolve the Company's corporate existence.

            31. In addition, the Company wants to ensure that all parties in interest have notice of the method by which the Company intends to dissolve its corporate existence and the approximate timing of such dissolution. Therefore, through this Motion, the Company is providing notice of the pending dissolution of the Company and seeking confirmation of their authority to dissolve pursuant to the Plan and ss. ss. 275 and 303 of the Delaware Corporate Code.

A.       Appointment of the Disbursing Agent
         -----------------------------------

            32. The Company is seeking to confirm its authority to appoint a Disbursing Agent to facilitate the wind-down of the Company's operations. The appointment of the Disbursing Agent should follow the declaration of the consolidated, corporate End of Term and coincide with the resignation of the current officers and members of the Board of Directors. The Disbursing Agent should become the sole director and officer of the Company and should continue to manage the Company's assets and liabilities and take the necessary steps to facilitate the final phase of the wind-down pursuant to the Plan. In addition, the Disbursing Agent should take all steps necessary to dissolve the remaining corporate entities.

            33. The Company is currently evaluating several potential candidates for Disbursing Agent and reviewing their proposals. The candidates considered by the Company include present officers and directors as well as professionals from independent turnaround professional firms active in the Turnaround Management Association and with particularized expertise in late-stage corporate wind-downs. On or before March 31, 2004, the Reorganized Debtors will file a notice of the selection of the Disbursing Agent with a proposed disbursing agent agreement attached as an exhibit. This will provide all parties in interest an opportunity to review the Reorganized Debtors' proposed selection as well as the terms of the proposed retention prior to the April 8, 2004 objection deadline and the proposed April 15, 2004 hearing.

B.       Amending the Certificate of Incorporation and Corporate Dissolution
         -------------------------------------------------------------------

            34. With respect to dissolution, ss. 7.1(b) of the Plan provides authority for the Company to implement all necessary transactions to wind-down the Company. That section provides:

      The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations or trusts.

Article 7.1(b), Plan. Thus, although the Plan contemplates the eventual dissolution of the Company, the timing and manner of dissolution was not specified when the Plan was confirmed.

            35. Section 303 of the Delaware Corporate Code provides an alternative statutory mechanism for reorganized debtors to the shareholder vote otherwise contemplated by ss. ss. 242 and 275 of the Delaware Corporate Code for a Delaware company that wishes to amend its Certificate of Incorporation or dissolve:

      Any corporation of this State, a plan of reorganization of which . . . has been or shall be confirmed . . . may put into effect and carry out the plan and the decrees and orders of the court or judge relative thereto . . . without further action by its directors or stockholders. Such power and authority may be exercised, and such proceedings and acts may be taken, as may be directed by such decrees or orders . . . by designated officers of the corporation, or by a Master or other representative appointed by the court or judge, with like effect as if exercised and taken by unanimous action of the directors and stockholders of the corporation.

8 Del.C. ss. 303. In this instance, the Debtors' Plan contemplated the dissolution of the reorganized entities once the wind-down was completed and the Debtors' shareholders voted on the Plan. Conducting another shareholder vote with respect to the dissolution of the reorganized entities would be unnecessary and costly.

            36. Case law supports the wide-ranging use of ss. 303 of the Delaware Corporate Code to implement confirmed plans of reorganization.

      The plain intent of ss. 303 is to recognize and accord plenary authority for the reorganization court to issue decrees and orders relative to the reorganization. Hence, ss. 303 should be construed broadly to effectuate that intent . . .

In re United Press International, 60 B.R. 265, 272 (Bankr. D.C. 1986). Therefore, the Company seeks a Court order confirming that it is authorized to dissolve pursuant to the Plan and ss. 275 of the Delaware Corporate Code, and it is able to dissolve upon the filing of a certificate of dissolution pursuant to ss. 303(d) of the Delaware Corporate Code (a form of certificate of dissolution is attached hereto as Exhibit C).

            37. Pursuant to ss. 1142 of the Bankruptcy Code, the Court may direct a debtor or any other necessary party to perform acts necessary for the consummation of the plan. 11 U.S.C. ss. 1142. "Even without specific plan provisions, the Court's jurisdiction continues post-confirmation concerning issues of plan interpretation and administration." In re NTG Industries, Inc., 118 B.R. 606, 611 (Bankr. N.D.Ill. 1990).

            38. A bankruptcy court's retention of post-confirmation jurisdiction exists to ensure proper execution and consummation of the debtor's plan. In re Spiers

Graff Spiers, 190 B.R. 1001, 1007 (Bankr. N.D. Ill.1996). Bankruptcy Rule 3020(d), states "[n]otwithstanding the entry of the order of confirmation, the court may enter all orders necessary to administer the estate." Fed. R. Bankr.
P. 3020(d). "Accordingly, jurisdiction lies over certain disputes, even those arising post-confirmation, that may affect a former Chapter 11 debtor's chances of successfully implementing its confirmed plan of reorganization." In re Spiers Graff Spiers, 190 B.R. at 1009; In re NTG Industries, Inc., 118 B.R. at 611 (the Court's authority extends to post-confirmation matters concerning implementation or execution of the plan).

            39. Furthermore, ss. 105 of the Bankruptcy Code provides that the Court "may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of [the Bankruptcy Code]." 11 U.S.C. ss. 105. This includes the orderly conduct of the reorganization proceedings. In re Schwinn Bicycle Co., 210 B.R. 747, 761 (Bankr. N.D.Ill. 1997); see also, 2 Collier on Bankruptcy P. 105.02 at 105-4 (1988) (noting purpose of ss. 105(a) is to enable the court to do whatever is necessary to aid in its adjudication).

            WHEREFORE, the Company respectfully requests that the Court enter an order, substantially in the form attached hereto (i) authorizing the appointment of a Disbursing Agent by the Board of Directors before August 12, 2004, (ii) approving the form of, and authorizing the filing of, the Certificate of Amendment to the Certificate of Incorporation of Comdisco Holding Company, Inc. to reduce the number of members of the Board of Directors to one and the appointment of the Disbursing Agent as the sole director, (iii) approving the form of, and authorizing the filing of, the Certificate of Dissolution of Comdisco Holding Company, Inc. pursuant to ss. ss. 275 and 303 of the Delaware Corporate Code and (iv) approving the taking of such other measures as are necessary in order to complete the administration of the Reorganized Debtors' reorganization Plan and Chapter 11 Cases.

Dated:  Chicago, Illinois
        February 17, 2004

                                    Respectfully submitted,

                                    Comdisco, Inc., et al.,


                                    By:  /s/  George N. Panagakis
                                        ---------------------------------------
                                    John Wm. Butler, Jr. (ARDC No. 06209373)
                                    George N. Panagakis (ARDC No. 06205271)
                                    Felicia Gerber Perlman (ARDC No. 06210753)
                                    SKADDEN, ARPS, SLATE,
                                             MEAGHER & FLOM LLP
                                    333 West Wacker Drive, Suite 2100
                                    Chicago, Illinois 60606-1285
                                    (312) 407-0700

                                    Attorneys for Comdisco Holding Company, Inc.

                                  Exhibit A-1

[Exhibit A-1 contains an organizational chart of the Company's domestic entities, which indicates the ownership of such entities as of the Petition Date and the dissolution status of such entities as of the date of the filing of the Motion. Exhibit A-1 does not reflect 4 entities formed on or about the Effective Date in connection with the implementation of the Plan.]

                                  Exhibit A-2

[Exhibit A-2 contains an organizational chart of the Company's international entities, which indicates the ownership of such entities as of the Petition Date and the dissolution status of such entities as of the date of the filing of the Motion. Exhibit A-2 does not reflect 4 entities formed on or about the Effective Date in connection with the implementation of the Plan.]

                                   Exhibit B

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                        COMDISCO HOLDING COMPANY, INC.
                   _________________________________________

                Pursuant to Sections 242 and 303 of the General
                   Corporation Law of the State of Delaware
                   _________________________________________


Comdisco Holding Company, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST: The second paragraph of Article FIFTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as set forth below:

               "(2)   The Board of Directors shall consist of one (1) member."

         SECOND: The fourth paragraph of Article FIFTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as set forth below:

               "(4)   Reserved."

         THIRD: The fifth paragraph of Article FIFTH of the Certification of Incorporation of the Corporation is hereby amended to read in its entirety as set forth below:

               "(5)   Reserved."

         FOURTH: This Certificate of Amendment to the Certificate of Incorporation of the Corporation is being effected pursuant to Sections 242 and 303 of the Delaware General Corporation Law.

         The making and filing of this Certificate of Amendment to the Certificate of Incorporation of the Corporation has been authorized by the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession, Case No. 01-24795 under Chapter 11 of the United States Bankruptcy Code, as confirmed by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division at a hearing on July 30, 2002 (the "Plan") and the Order in Furtherance of the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliates Seeking Authority to Complete the Administration of the Reorganized Debtors' Estates dated [--] (the "Order").

         IN WITNESS WHEREOF, this Certificate of Amendment has been executed this ___ day of ________, 2004.


                                             Comdisco Holding Company, Inc.


                                              __________________________
                                              Name:
                                              Title:

                                   Exhibit C

                          CERTIFICATE OF DISSOLUTION

                                      OF

                        COMDISCO HOLDING COMPANY, INC.
                   _________________________________________

                Pursuant to Sections 275 and 303 of the General
                   Corporation Law of the State of Delaware
                   _________________________________________

         Comdisco Holding Company, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST: The name of the Corporation is Comdisco Holding Company, Inc.

         SECOND: The dissolution of the Corporation was authorized on [--], 2004.

         THIRD: This Certificate of Dissolution of the Corporation is being filed pursuant to Sections 275 and 303 of the General Corporation Law of the State of Delaware.

         The making and filing of this Certificate of Dissolution has been authorized by the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession, Case No. 01-24795 under Chapter 11 of the United States Bankruptcy Code, as confirmed by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division at a hearing on July 30, 2002 (the "Plan") and the Order in Furtherance of the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliates Seeking Authority to Complete the Administration of the Reorganized Debtors' Estates dated [--] (the "Order").

         FOURTH: The name and address of the director and officer of the Corporation are as follows:

Name                     Office                        Address
----                     ------                        -------

[Disbursing Agent]       Sole Director, President      6111 North River Road
                         and Secretary                 Rosemont, Illinois 60018

         IN WITNESS WHEREOF, this Certificate of Dissolution has been executed this ___ day of ________, 2004.

                                               Comdisco Holding Company, Inc.


                                               __________________________
                                               Name:
                                               Title: